UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020 (May 11, 2020)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 521-4052
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, 1847 Holding LLC (the “Company”), the Company’s subsidiary 1847 Goedeker Holdco Inc., and its subsidiary 1847 Goedeker Inc. (collectively, the “Borrower”) issued a secured convertible promissory note in the aggregate principal amount of $714,285.71 (the “Note”) to Leonite Capital LLC (“Leonite”) on April 5, 2019. The Note was to mature on April 5, 2020 (the “Original Maturity Date”).

On May 11, 2020, the Borrower and Leonite entered into a first amendment to secured convertible promissory note (the “Amendment”), pursuant to which the parties agreed (i) to extend the maturity date of the Note to October 5, 2020, (ii) that Borrower’s failure to repay the Note on the Original Maturity Date shall not constitute and event of default under the Note and (iii) to increase the principal amount of the Note by $207,145, as a forbearance fee. Notwithstanding the foregoing, in the event that the Borrower completes an offering of debt, equity, or closes on an asset sale (other than in the ordinary course of business), then the Borrower agreed to promptly use the net proceeds of such offering to repay Leonite; provided that, in no event shall this requirement cause the Borrower to default on any of its agreements and obligations that were outstanding at the time of the Amendment.

Pursuant to the Amendment, the Borrower also agreed that, upon closing of its planned acquisition of Asien’s Appliance, Inc., Leonite shall be granted a 5% equity interest in such acquisition. In the event that the Borrower does not consummate the acquisition, the Borrower and Leonite agreed to negotiate in good faith to exchange such interest with another asset or other term of that would approximate the economic benefit that would have been derived by Leonite.

In connection with the Amendment, the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis (the “Warrant”). The Warrant contains an ownership limitation, such that the Company shall not effect any exercise of the Warrant, and Leonite shall not have the right to exercise any portion of the Warrant, to the extent that after giving effect to issuance of common shares upon exercise the Warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the Warrant. Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

The foregoing summary of the terms and conditions of the Amendment and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.2 and 4.1, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Warrant is incorporated by reference into this Item 3.02. The issuance of the Warrant is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2020, the Company issued options (the “Options”) to its directors Paul A. Froning and Robert D. Barry to purchase 60,000 and 30,000 common shares, respectively, at an exercise price of $2.50 per share. The Options vested in full on the date of grant and terminate on May 11, 2025. The number of common shares underlying the Options are subject to customary adjustments in the event of any share dividend, share split, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions.

The foregoing summary of the terms and conditions of the Options does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.3 and 10.4, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Capital LLC on May 11, 2020
10.1	Secured Convertible Promissory Note issued by 1847 Holdings LLC, 1847 Goedeker Holdco Inc. and 1847 Goedeker Inc. to Leonite Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed April 8, 2019)
10.2	First Amendment to Secured Convertible Promissory Note, dated May 11, 2020, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc. and 1847 Goedeker Inc. and Leonite Capital LLC
10.3	Stock Option Agreement, dated May 11, 2020, between 1847 Holdings LLC and Paul A. Froning
10.4	Stock Option Agreement, dated May 11, 2020, between 1847 Holdings LLC and Robert D. Barry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2020	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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